AMENDMENT TO CUSTODY AGREEMENT

    THIS AMENDMENT TO THE CUSTODY AGREEMENT is made as of September 16, 2010, by and between each fund listed on Exhibit A hereto (each the “Fund”) and The Bank of New York Mellon, formerly known as, The Bank of New York, a New York corporation authorized to do a banking business, having its principal place of business at One Wall Street, New York, New York 10286 (hereinafter called the “Bank”) shall be as follows:

W I T N E S S E T H:

    WHEREAS, the Fund and The Bank are parties to a Custody Agreement dated as of April 26, 2001 (the “Custody Agreement”), pursuant to which The Bank serves as the custodian for the Fund’s portfolio; and

    WHEREAS, the Fund and The Bank desires to amend the Custody Agreement to render such custodial services to the Fund; and

    WHEREAS, the Custody Agreement, as expressly amended hereby, shall continue in full force and effect.

    NOW, THEREFORE, the parties hereby amend Exhibit A of the Custody Agreement to read in its entirety as follows:

    IN WITNESS WHEREOF, the parties hereto have executed this AMENDMENT TO CUSTODY AGREEMENT as of the day and year first above written.

    ON BEHALF OF EACH OF THE FUNDS LISTED ON EXHIBIT A

By:
Name:
Title:

    THE BANK OF NEW YORK MELLON

By:
Name:
Title:

Exhibit A

Fund	Tax ID	SIC(1)
Address

California Daily Tax Free Income Fund, Inc.	13-3378458	MD
1411 Broadway, NY, NY 10018

Daily Income Fund

Money Market Portfolio	13-3758369	MA BT(2)
1411 Broadway, NY, NY 10018

U.S. Treasury Portfolio	13-3823514	MA BT(2)
1411 Broadway, NY, NY 10018

Government Portfolio	20-5540434	MA BT(2)
1411 Broadway, NY, NY 10018

Municipal Portfolio	20-5540482	MA BT(2)
1411 Broadway, NY, NY 10018

RNT Natixis Liquid Prime Portfolio	[Tax ID]	MA BT(2)
1411 Broadway, NY, NY 10018

New York Daily Tax Free Income Fund, Inc.	13-3211746	MD
1411 Broadway, NY, NY 10018

Tax Exempt Proceeds Fund, Inc.	13-3502852	MD
1411 Broadway, NY, NY 10018

OFFSHORE FUNDS:

U.S. Dollar Floating Rate Fund, Ltd.	N/A	BVI Corp.
87 Mary Street, George Town, Grand Cayman KY1-9002 British West Indies

Daily Dollar International, Ltd.	N/A	Cayman
Islands Exempted Company
87 Mary Street, George Town, Grand Cayman KY1-9002 British West Indies formerly Daily Dollar International, Ltd., II)

1 SIC: State of Incorporation

2 MA BT: Massachusetts Business Trust